Exhibit 99.3







                          REGISTRATION RIGHTS AGREEMENT


                          dated as of January 31, 2002


                                  by and among


                              CARMIKE CINEMAS, INC.


                                       and


                                   THE HOLDERS


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                                TABLE OF CONTENTS

                                                                           Page

1.   Definitions.............................................................1

2.   Securities Subject to this Agreement....................................3

3.   Demand Registration.....................................................3

4.   Piggyback Registration Rights...........................................5

5.   Restrictions On Transfers...............................................6

6.   Underwriters; Expenses; Due Diligence...................................6

7.   Transfer of Registration Rights.........................................7

8.   Information.............................................................8

9.   Registration Procedures.................................................8

10.  No Registration of Securities Other Than Common Stock..................11

11.  Indemnification and Contribution.......................................12

12.  Amendment and Modification.............................................14

13.  Submission to Jurisdiction; Consent to Service of Process..............15

14.  Governing Law..........................................................15

15.  Invalidity of Provision................................................15

16.  Notices................................................................15

17.  Headings; Execution in Counterparts....................................16

18.  Entire Agreement.......................................................16

19.  Successors and Assigns.................................................16

        REGISTRATION RIGHTS AGREEMENT (this "Agreement"),  dated as of January
                                             ---------
31, 2002, by and among Carmike Cinemas, Inc., a Delaware corporation (the "Company") and the other parties signatory hereto. This Agreement is made as part of the implementation of the Company's Joint Plan of Reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code")
                                                              ---------------
(the "Plan"), as confirmed on January 3,  2002 by order of the United States
      ----
Bankruptcy Court for the District of Delaware. The Company has agreed to provide the Holders the registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

        The parties hereto agree as follows:

        1.    Definitions.
              -----------
        As used in this Agreement, the following capitalized terms shall have the following meanings:

        "Agreement" shall have the meaning ascribed thereto in the preamble
         ---------
hereof.

        "Company" shall have the meaning ascribed thereto in the preamble
         -------
hereof.

        "Company Indemnitee" shall have the meaning ascribed thereto in Section
         ------------------
11(b) hereof.

        "Commission" shall mean the United States Securities and Exchange
         ----------
Commission.

        "Common Stock" means the common stock, $0.03 par value per share, of the
         ------------
Company.

        "Demanding Holder" or "Demanding Holders" or  shall have the meaning
         ----------------      -----------------
ascribed thereto in Section 3(a) hereof.

        "Demand Registration" shall have the meaning assigned to such term in
         -------------------
Section 3(a) hereof.

        "Holder"  means the parties signatory hereto other than the Company, and
         ------
any other  Person that becomes a Holder pursuant to Section 7 hereof.

        "Indemnitee" shall have the meaning ascribed thereto in Section 11(c)
         ----------
hereof.

        "Notice" shall have the meaning ascribed thereto in Section 3(a) hereof.
         ------

        "Other Securities" shall have the meaning ascribed thereto in Section
         ----------------
4(a) hereof.

        "Participant" shall have the meaning ascribed thereto in Section 9(c)
         -----------
hereof.

        "Participant Indemnitee" shall have the meaning ascribed thereto in
         ----------------------
Section 11(a) hereof.

        "Person" shall mean an individual,  partnership,  corporation, limited
         ------
liability company, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

        "Plan" shall have the meaning set forth in the preamble hereof.
         ----
        "Prospectus"  shall mean the prospectus included in any Registration
         ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

        "Registrable Securities" shall mean the Securities, but only so long as
         ----------------------
they remain Restricted Securities.

        "Registration  Expenses"  means (i) all expenses  incident to the
         ----------------------
Company's performance of or compliance with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers, and
(ii) the reasonable fees and expenses of one counsel to the Holders of Registrable Securities included in any such registration incurred in connection with reviewing and otherwise acting in connection with the registration statement relating to such offering (provided that if there is more than one Holder, such counsel shall be selected by Holders of a majority of the securities to be included in such registration); provided that "Registration Expenses" shall exclude fees and disbursements of counsel retained by any Holders in excess of those specified in clause (ii) above, any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Securities.

        "Registration  Statement"  means any registration statement of the
         -----------------------
Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

        "Restricted  Securities" means the Securities unless and until, in the
         ----------------------
case of any such Securities, (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act under circumstances in which any legend relating to restrictions on transfer under the Securities Act is removed and the transferee thereof does not become a Holder pursuant to Section 7 hereof, or (iii) they are otherwise freely transferable without restriction under the Securities Act, and the holders thereof have delivered an opinion of their legal counsel to such effect in form and substance reasonably satisfactory to the Company.

        "Securities" shall mean any and all shares of Common Stock issued to
         ----------
Holders or their transferees.

        "Securities  Act" shall mean the Securities Act of 1933, as amended, and
         ---------------
the rules and regulations promulgated thereunder.

        2.  Securities  Subject to this Agreement.  The Securities entitled to
            --------------------------------------
the benefits of this Agreement are the Registrable Securities.

        3.  Demand Registration.
            -------------------
        (a) Request for Registration.  Subject to the provisions of Section 3(b)
            ------------------------
hereof, upon notice provided at any time after the date hereof by a written instrument executed by any one or more Holders and requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders (but only if the number of shares sought to be included in such registration in aggregate by all such Holders equals or exceeds 10% or more of the shares of Common Stock then issued and outstanding (calculated on a fully diluted basis)) (such Holder or Holders, "Demanding Holder" or "Demanding Holders"), which notice shall specify the
 ----------------      ------------------
intended method or methods of disposition of such Registrable Securities, the Company shall prepare and file as soon as is reasonably practicable (but in no event more than 30 days after such request) with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to be declared effective under the Securities Act and such Registrable Securities to be registered under applicable state securities laws as soon as is reasonably practicable for disposition in accordance with the intended method or methods of disposition stated in such request. Subject to Section 3(b), the Company shall use its best efforts to keep each such registration statement continuously effective in order to permit the prospectus forming a part thereof to be usable by Holders for resales of Registrable Securities for the effectiveness period referred in Section 9. Unless the Company shall elect to defer the Demand Registration as provided in
Section 3(b), upon receipt of such Demand Registration request, the Company shall within five (5) business days after receipt of such request, give written notice (the "Notice") of such request to all other Holders and shall use its
              ------
best efforts to register the Registrable Securities of the originally requesting Holders and to include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within fifteen (15) business days after it gives the Notice to the applicable Holders, provided that such additional Holders shall be deemed Demanding Holders.

        (b) The foregoing notwithstanding, if the Company shall furnish to the Holder or Holders requesting a Registration Statement pursuant to Section 3(a) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company the disclosure of information in such Registration Statement would materially interfere with or delay any pending or anticipated acquisition, disposition, financing or other major transaction involving the Company, the Company shall have the right to defer such filing for a period of not more than sixty (60) days with respect to any such matter, and not more than one hundred twenty (120) days in any twelve- (12-) month period. In addition, the Company shall not be obligated to effect more than one Demand Registration within any one hundred twenty- (120-) day period.

        (c) Number of Registrations.  The Holders are entitled to an unlimited
            -----------------------
number of Demand Registrations regardless of the Person or Persons making demand, provided that any such Holder meets the requirements set forth in
Section 3(a). Each Holder agrees that if the Company determines that there are material developments which the Company determines require the filing of a post-effective amendment to the Registration Statement, then each Holder agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to use its best efforts to file and to attempt to have declared effective such post-effective amendment as soon as possible. Except as set forth in Section 6(b), the Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

        (d) Priority on Demand Registrations.  If the managing underwriter or
            ---------------------------------
underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, Demanding Holders owning in the aggregate in excess of 50% of the Registrable Securities to be registered in such Demand Registration) advise the Company in writing that in its or their opinion the number of Securities proposed to be sold in such Demand Registration exceeds the number of Securities that can be sold in such offering without an adverse effect on such offering, the Company will include in such registration only the number of securities that, in the opinion of such underwriter or underwriters (or Holders, as the case may be) can be sold, selected on a pro rata basis among the

Demanding Holders that were to be included in such Demand Registration, and all such Demanding Holders shall be prior to the Company.

        4.  Piggyback Registration Rights.
            -----------------------------
        (a) If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders ("Other Securities")(other than pursuant to (i) a registration statement on
  ----------------
Forms S-4 or S-8 or any successor or similar forms or (ii) a registration on any form that does not permit secondary sales), it will give a Notice to each of the Holders of its intention at least twenty (20) days in advance of the filing of any registration statement with respect thereto. Such notice shall specify, to the extent known by the Company at the time of such notice, the estimated number of shares of Other Securities so proposed to be registered, the proposed date of filing such registration statement, any proposed means of distribution of such shares, any proposed managing underwriter or underwriters of such shares and an estimate by the Company of the maximum offering price thereof. Upon the written request of any of the Holders given within fifteen (15) days after receipt of such Notice, the Company, subject to Section 6 below, will use its reasonable best efforts to include in such registration, and in any underwriting involved therein, all the Registrable Securities or securities, respectively, included in such request. The Company shall have the absolute right at any time to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 4 without any obligation or liability to any Holder.

        (b) During the term of this Agreement, each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registration Statements pursuant to this Section 4.

        (c) Priority in Piggyback Registrations.  If the managing  underwriter
            -----------------------------------
or underwriters of a registration advise the Company in writing that in its or their opinion the number of Securities proposed to be sold in such Registration exceeds the number of Securities that can be sold in such offering without an adverse effect on such offering, the Company will include in such registration only the number of securities that, in the opinion of such underwriter or underwriters can be sold in the offering as follows: (i) first,
                                                                        -----
Other Securities the Company proposes to sell for its own account or, if the registration is in response to a registration right of a party (other than a Holder) whose registration rights require such a priority, the securities the party(ies) demanding such registration proposes to sell to the extent of such a priority, (ii) second, the Registrable Securities requested to be included in
                 ------
such registration, pro rata among the Holders which have requested their Registrable Securities to be included therein, and, if the registration is in response to a demand registration right, the Company, and (iii) third, any Other
                                                               -----
Securities requested to be included in such registration;.

        5.  Restrictions On Transfers.
            -------------------------
        (a) Restrictions  Under the Stockholders' Agreement.  Notwithstanding
            -----------------------------------------------
anything to the contrary contained herein, any transfer of the Common Stock is subject to the restrictions set forth in Section 3 of the Stockholders' Agreement dated as of January 31, 2002 by and between the Company and the parties signatory thereto.

        (b) Other Restrictions.
            ------------------
        (i) The Company covenants and agrees that it shall not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or Securities convertible into Registrable Securities) during the 90-day period beginning on the effective date of any underwritten offering of Registrable Securities pursuant to a Demand Registration which has been requested pursuant to this Agreement prior to the Company publicly announcing its intention to effect any such public sale or distribution.

       (ii) Each of the Holders covenants and agrees that it shall not effect any public sale or distribution of any Securities during the 90-day period beginning on the effective date of any underwritten offering of any securities of the same class as the Registrable Securities pursuant to a registration of securities for the Company's own account.

        6.  Underwriters; Expenses; Due Diligence.
            -------------------------------------
        (a) Underwriters and Agents.
            -----------------------
        (i) In any Demand Registration Statement, the managing or lead underwriter or underwriters (for an underwritten offering) within the meaning of Rule 12b-2 under the Exchange Act, or the lead agent (for an agented placement), shall be selected by the Demanding Holder (or by Demanding Holders representing a majority of the Registrable Securities to be included in a Demand Registration) with the approval of the Company, which approval shall not be unreasonably withheld or delayed. In any other Registration Statement that is not a Demand Registration Statement, the managing or lead underwriter or underwriters shall be selected by the Company, in its sole discretion.

       (ii) In the case of an underwritten offering by the Company of securities, each Holder shall, with respect to Securities that such Holder then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and the Company shall cause such underwriters to include in any such underwriting all of the Securities that a Holder then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making. In the case of a Demand Registration, the

     Company shall, with respect to Securities that the Company then desires to sell, enter into an underwriting agreement with the same underwriters engaged with respect to securities being offered by the Demanding Holder or Demanding Holders and the underwriters shall include in any such underwriting all of the Securities that the Company then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Demanding Holder or Demanding Holders enter into in connection with the primary offering being made.

        (b) Expenses of Registration.  The Company shall pay all Registration
            ------------------------
Expenses incurred in connection with any registration made or requested to be made pursuant to this Agreement, whether pursuant to Section 3 or Section 5, and whether or not any such registration statement becomes effective. Notwithstanding the foregoing, each Holder shall be responsible for all other expenses relating to any registration or request for registration in which such Holder participates, including without limitation the fees and expenses of counsel to such Holder, any applicable underwriting discounts or commissions, and its own internal administrative and similar costs, which shall not constitute Registration Expenses.

        (c) Due  Diligence.  In connection with the preparation and filing of
            --------------
each registration statement registering Registrable Securities under the Securities Act and during the effectiveness thereof, the Company shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Company), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that the foregoing shall not require the Company to provide access to (or copies of) any competitively sensitive information relating to the Company or its subsidiaries or their respective businesses; provided further that (i) each Holder and the underwriters shall have entered into a confidentiality agreement reasonably acceptable to the Company and the Holders and (ii) the Holders and the underwriters and their respective counsel and accountants shall use all reasonable efforts to minimize the disruption to the Company's business and coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

        7.  Transfer of  Registration Rights.  Holders' rights to cause the
            --------------------------------
Company to register their securities and keep information available, granted to them by the Company under this Agreement may be assigned to any transferee or assignee of a Holder's Registrable Securities (or securities convertible into Registrable Securities) not sold in a public offering or distribution or through the facilities of a national securities exchange or the Nasdaq Stock Market, provided that the Company is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned (and each such transferee or assignee thereafter shall be deemed a Holder for all purposes of this Agreement).

        8.  Information.  Upon making a request pursuant to Section 3 or 4, the
            -----------
Holder shall specify the number of shares of Registrable Securities to be registered on its behalf and, in the case of Section 3, the intended method of disposition thereof; provided, however, upon making a request pursuant to
Section 3, that if the Holders of a majority of the Registrable Securities included in such request for registration specify one particular type of underwritten offering, such method of disposition shall be the type of underwritten offering or a series of such underwritten offerings used in connection with the disposition of the Securities pursuant to such Registration Statement as the Holders of a majority of the Registrable Securities may elect during the time period the Registration Statement is effective.

        The Company may require the Holders to furnish to the Company such information in writing regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. The Holders agree to supply the Company as promptly as practicable with such information and to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

        9.  Registration Procedures.  If and whenever the Company is required
            -----------------------
by the provisions of Section 3 or Section 4 to effect a registration of any Registrable Securities under the Securities Act, the Company will, at its expense, as expeditiously as practicable, but in no event later than 30 days after receipt of a request for registration pursuant to the terms of Section 3 or 4 (and subject to the provisions of Sections 3 and 5):

        (a) Provide to Participants' counsel draft copies of any registration statement, prospectus or amendment prior to filing, provide the Participants (through such counsel) with reasonable opportunity to comment upon any information contained in such documents relating to the Participants and comply with any reasonable request made by the Participants (through such counsel) to make changes to any information contained in such documents relating to the Participants;

        (b) In accordance with the Securities Act and the rules and regulations of the Commission, use best efforts to prepare and file with the Commission a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) the time that all of the Registrable Securities covered by such Registration

Statement have been disposed of in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) 90 days after such Registration Statement has been declared effective; provided, however, that if for any portion of such 90-day period the Registration Statement is not effective or if Holders are required to refrain from selling Registrable Securities pursuant to Section 3(c), then such 90-day requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and shall prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

        (c) Furnish without charge to each Holder participating in such registration (each of such Persons being referred to herein as a "Participant"
                                                                  -----------
in such registration) such reasonable number of conformed copies of the Registration Statement and Prospectus and such other documents as such Participant may reasonably request in order to facilitate the public offering of the Registrable Securities;

        (d) Use its best efforts to register or qualify all Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as such Participants or any underwriter of such Registrable Securities may reasonably request, and use all reasonable efforts to obtain and maintain as necessary all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Participants or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities;

        (e) In connection with any underwritten offering, use all reasonable efforts to furnish to any Participant in such offering and any underwriter of such Registrable Securities an opinion of counsel for the Company, and a "cold comfort" letter, addressed to all Participants and the underwriters, signed by the independent public accountants who have audited the financial statements of the Company included in the applicable registration statement, in each such case in customary form and covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of the Company's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of the Company's securities;

        (f) Notify the Participants in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

        (g) Notify the Participants in such registration promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

        (h) Prepare and file with the Commission, promptly upon the request of any Participant in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus that, in the reasonable opinion of counsel for such Participants, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Participants or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

        (i) Promptly notify the Participants in writing (i) at any time when a prospectus relating to a registration pursuant to Sections 3 or 5 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and promptly file with the Commission and promptly notify the Participants in such registration of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any such statements or omissions and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction over any amendment of or supplement to any registration statement or other document relating to such offering, and in the case of either (i) or (ii), at the request of the Participants (and subject to Section 9(a)) prepare and furnish to the Participants a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

        (j) Promptly notify the Participants in writing if any time the representations and warranties of the Company contemplated by Section 6(a)(ii) hereof cease to be true and correct in all material respects;

        (k) Promptly notify the Participants in such registration after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

        (l) Promptly notify the Participants in writing of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        (m) If reasonably requested by the Participants, or the lead or managing underwriters, use all reasonable efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Securities are then listed; provided,
                                                                       --------
that nothing herein shall require the Company to list any Registrable Securities on any securities exchange on which they are not then currently listed;

        (n) Furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to registration effected pursuant to Sections 3 and 4, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Participants or the underwriters;

        (o) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

        (p) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve- (12-) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

        (q) Not file any amendment or supplement to such Registration Statement or Prospectus to which a majority in interest of the Participants in such registration has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) business days prior to the filing thereof unless the Company shall have been advised by its counsel that such amendment is required under or is advisable in view of the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Securities by the Company or the Participants; and

        (r) Take such other actions as are reasonably required on the part of an issuer of securities in order to expedite or facilitate the disposition of Registrable Securities included in such registration statement.

        10. No Registration of Securities Other Than Common Stock.  The
            -----------------------------------------------------
registration and information rights set forth in this Agreement shall apply only to the

Registrable Securities and under no circumstances shall the Company be obligated by the terms of this Agreement to register any other securities of the Company.

        11. Indemnification and Contribution.
            --------------------------------
        (a) Indemnification by the Company.  Whenever, pursuant to Section 3 or
            ------------------------------
4, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by
Section 11(b) hereof) indemnify and hold harmless each Participant in the registration, each of their officers, directors and employees, each underwriter of Registrable Securities, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Participant Indemnitees" and, individually, a
                                 -----------------------
"Participant Indemnitee"), against any losses, claims, damages or liabilities,
 ----------------------
including all actual legal or other expenses reasonably incurred by a Participant Indemnitee in connection with investigating or defending against such loss, claim, damage, liability or action, joint or several, to which such Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless any such statement or omission is based on written information provided by the Participant Indemnitee, or a representation of a Participant Indemnitee, that such Participant Indemnitee has requested be included in such Registration Statement or Prospectus. The Company also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on the same basis as that of the indemnification by the Company of the Participants provided in this Section 11(a).

        (b) Indemnification by Participants.  Each Participant in such
            -------------------------------
registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other Person, if any, who controls the Company, within the meaning of the Securities Act, each underwriter of Registrable Securities and each Person, if any, who controls the Company or any such underwriter within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Company Indemnitees" and, individually, a "Company
                    -------------------                        -------
Indemnitee") and each other Participant Indemnitee against all losses, claims,
----------
damages or liabilities, joint or several, to which any of the Company Indemnitees or the other Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, light of the circumstances under which they were made, not misleading, but only if, and to the extent that, such statement or omission is based on written information provided by the Participant Indemnitee or a representation of a Participant Indemnitee specifically for inclusion in such Registration Statement, and will reimburse each Company Indemnitee or other Participant Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the maximum amount of liability in respect of such indemnification (including, but not limited to, attorneys' fees and expenses) shall be limited, in the case of each indemnifying Participant, to an amount equal to the net proceeds actually received by such indemnifying Participant from the sale of Registrable Securities under such registration statement Each Participant also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on the same basis as that of the indemnification by such Participant of the Company provided in this Section 11(b).

        (c) Indemnification Procedures.  Promptly after receipt by a Participant
            --------------------------
Indemnitee or a Company Indemnitee (collectively, "Indemnitees" and,
                                                   -----------
individually, an "Indemnitee") under Section 11(a) or 11(b) hereof of notice of
                  ----------
the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any Indemnitee otherwise than under such clauses. In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnitees. For purposes of this Section 11 the terms "control," and "controlling person" have the meanings that they have under the Securities Act.

        (d) Contribution.  If for any reason the foregoing indemnity is
            ------------
unavailable, or is insufficient to hold harmless an Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 11, no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Participant were offered to the public exceeds the amount of any damages which such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        12. Amendment and Modification.  This Agreement may be amended, modified
            --------------------------
or supplemented in any respect only by written agreement by the Company and Holders owning a majority of the issued and outstanding shares of Registrable Securities; provided, however, that no such amendment shall unfairly discriminate against a particular Holder relative to the other Holders). Any action taken by the Holders, as provided in this Section 12, shall bind all Holders.

        13. Submission to Jurisdiction; Consent to Service of Process.
            ---------------------------------------------------------
        (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York, City of New York, Borough of Manhattan, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions hereof.

        14. Governing  Law.  This Agreement shall be governed by and construed
            --------------
in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

        15. Invalidity of Provision.  The invalidity or unenforceability of any
            -----------------------
provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

        16. Notices.  All notices and other communications required or permitted
            -------
under this Agreement shall be in writing and shall be deemed given when delivered by facsimile or overnight courier service or delivered personally or mailed by certified mail, return receipt requested, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company, to:

                  Carmike Cinemas, Inc.
                  1301 1st Avenue
                  Columbus, Georgia 31901
                  Attention:  President
                  Telecopier:  (706) 576-3441

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:  George A. Davis, Esq.
                  Telecopier:  (212) 310-8007

                  If to any Holder, addressed to such Holder at its address or facsimile number as shown on the books of the Company, or at such other address or facsimile number as such Holder may specify by written notice to the Company.

        17. Headings;  Execution in Counterparts.  The headings and captions
            ------------------------------------
contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        18. Entire Agreement.  This Agreement, including any exhibits hereto and
            ----------------
the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        19. Successors and Assigns.  This Agreement shall be binding upon the
            ----------------------
parties hereto, their successors and their permitted assigns pursuant to
Section 7 hereof.



                         [SIGNATURES BEGIN ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                         CARMIKE CINEMAS, INC.


                                          By: /s/ Martin A. Durant
                                             -----------------------------------
                                               Name:  Martin A. Durant
                                               Title: Senior Vice President

                                          MICHAEL W. PATRICK, as an individual


                                          By: /s/ Michael W. Patrick
                                             -----------------------------------

                                          GS CAPITAL PARTNERS III, L.P.
                                          By:  GS Advisors III, L.L.C.,
                                               Its General Partner


                                          By:/s/ Katherine B. Enquist
                                             -----------------------------------
                                                Name:  Katherine B. Enquist
                                                Title: Vice President


                                          GS CAPITAL PARTNERS III OFFSHORE, L.P.
                                          By:  GS Advisors III, L.L.C.,
                                               Its General Partner


                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                               Name:  Katherine B. Enquist
                                               Title: Vice President


                                          GOLDMAN SACHS & CO. VERWALTUNGS GMBH
                                          By:



                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                               Name:  Katherine B. Enquist
                                               Title: Attorney-in-fact

                                          BRIDGE STREET FUND 1998, L.P.
                                          BY:      Stone Street 1998, L.L.C.,
                                                   Its General Partner

                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                                Name:  Katherine B. Enquist
                                                Title: Vice President


                                          STONE STREET FUND 1998, L.P.
                                          BY:      Stone Street 1998, L.L.C.
                                                   Its General Partner

                                          By: /s/ Katherine B. Enquist
                                             -----------------------------------
                                                Name:  Katherine B. Enquist
                                                Title: Vice President

                                         THE JORDAN TRUST

                                          By: /s/ John W. Jordan II
                                             -----------------------------------
                                               Name:  John W. Jordan II
                                               Title: Trustee


                                          TJT(B)


                                          By: /s/ John W. Jordan II
                                             -----------------------------------
                                               Name:  John W. Jordan II
                                               Title: Trustee


                                          TJT(B) (BERMUDA) INVESTMENT
                                          COMPANY LTD.

                                          By: /s/ John W. Jordan II
                                             -----------------------------------
                                               Name:  John W. Jordan II
                                               Title: President

                                          DAVID W. ZALAZNICK AND BARBARA
                                          ZALAZNICK, JT TEN


                                          By: /s/ David W. Zalaznick
                                             -----------------------------------
                                               Name:  David W. Zalaznick
                                               Title: Trustee

                                          LEUCADIA INVESTORS, INC.


                                          By: /s/ Joseph Orlando
                                             -----------------------------------
                                               Name:  Joseph Orlando
                                               Title: Vice President


                                          LEUCADIA NATIONAL CORPORATION

                                          By: /s/ Joseph Orlando
                                             -----------------------------------
                                               Name:  Joseph Orlando
                                               Title: Vice President and
                                                      Chief Financial Officer